Exhibit 23





                  CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-68852, Form S-8 No. 2-89113, Form S-3 No. 33-58220, and Form S-3 No. 33-70212) of Atmos Energy Corporation and in the related Prospectuses of our report dated November 10, 1993, except for Notes 2 and 5, as to which the date is February 9, 1994, with respect to the consolidated financial statements and schedules of Atmos Energy Corporation included in this Current Report (Form 8-K).





                                        ERNST & YOUNG

Dallas, Texas
July 21, 1994

































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